UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2011, TESSCO Technologies Incorporated (the "Company") and its primary operating subsidiaries, as borrowers, entered into a Sixth Modification Agreement (the "Sixth Amendment"), with SunTrust Bank and Wachovia Bank, National Association, amending the Credit Agreement for the Company's existing $35.0 million unsecured revolving credit facility.

Pursuant to Sixth Amendment: the term of the credit facility is extended from May 12, 2012 to May 12, 2013; certain interest rate margins and unused facility fee percentages have been adjusted; the amount of dividend payments allowed to be made by the Company under the Credit Facility was increased from $5.0 million to $6.25 million in any 12 month period, and the dollar amount of stock repurchases permitted under the term of the credit facility was increased to $30 million, in each case assuming continued compliance by the Company with the otherwise applicable terms of the Credit Agreement.  In addition, the Tangible Net Worth Covenant was modified and the Company agreed to provide certain financial information to the lenders in fewer days after the close of the applicable period than had previously been provided.  The discussion of the Sixth Modification as set forth in this Item 1.01 is qualified in its entirety by the actual terms and provisions of the Sixth Modification, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated fully herein by this reference.

Pursuant to the relevant documents, the financial covenants included in the Credit Agreement for the unsecured revolving credit facility are also applicable to the Company's existing Term Loan with the same lenders. Accordingly, the Sixth Modification Agreement also has the effect of amending the financial covenants applicable to the Term Loan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Financial Statements of Businesses Acquired.

None.

(b)     Pro Forma Financial Information.

None.

(d)     Exhibits.

Exhibit No.	Description
10.1	Sixth Modification Agreement dated as of December 30, 2011, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wachovia Bank, National Association, as lenders

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ David M. Young
David M. Young
Senior Vice President and Chief Financial Officer

Dated: January 5, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Sixth Modification Agreement dated as of December 30, 2011, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wachovia Bank, National Association, as lenders

E-1